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                                NETSTAKES, INC.

                         1999 EQUITY COMPENSATION PLAN


                  The purpose of the Netstakes, Inc. 1999 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Netstakes, Inc. (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

                  1.  Administration.

                  (a) Authority. The Plan shall be administered and interpreted by the Board. If the Company has an initial public offering ("Public Offering") of its stock as described in Section 18(b), the Plan shall thereafter be administered by a committee, which shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board may ratify or approve any grants made to participants. References in the Plan to the "Board," as they relate to Plan administration, shall be deemed to refer to the committee if a committee is appointed to administer the Plan. The full Board of Directors must approve grants to non-employee directors.

                  (b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan. The Board may require that a grantee execute a shareholder's agreement, with such terms as the Board deems appropriate, with respect to any Company stock distributed pursuant to this Plan.

                  (c) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

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                  2.  Grants.

                  Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options") or restricted stock as described in
Section 6 ("Restricted Stock") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

                  3. Shares Subject to the Plan.

                  (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is ____ shares, and the maximum aggregate number of shares of Common Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be ____ shares. The shares may be authorized but unissued shares of Company
Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

                  (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares
(ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive. The Board is not required to make any changes that would result in a modification of an outstanding option or require shareholder approval.


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                  4.  Eligibility for Participation.

                  (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

                  (b) Selection of Grantees. The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

                  5.  Granting of Options.

                  (a) Number of Shares. The Board shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

                  (b) Type of Option and Price.

                      (i) The Board may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options but not in tandem, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                      (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Board and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                      (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the mean of the high and

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the low price on the relevant date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined in good faith by the Board.

                  (c) Option Term The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument or an amendment to the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (e) Termination of Employment, Disability or Death.

                      (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, engaged as a Key Advisor or serving as a member of the Board. In the event that a Grantee who is an employee ceases to be employed by the Company for any reason other than a "disability," death, or "termination for cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                      (ii) In the event the Grantee who is an employee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee whether or not exercisable shall terminate as of the date the Grantee ceases to be employed by the Company.

                      (iii) In the event the Grantee who is an employee ceases to be employed by the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Board) at the time of grant, but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

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                      (iv) If the Grantee who is an employee dies while
employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in
Section 5(e)(i) above (or within such other period of time as may be specified by the Board) at the time of grant, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                      (v) For purposes of this Section 5 and Section 6:

                                    (A) The term "Company" shall mean the
Company or its subsidiaries.

                                    (B) "Employed by the Company" shall mean
employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board, unless the Board determines otherwise). A Key Advisor or Director shall not be deemed an employee of the Company solely as a result of being deemed "Employed by the Company" under this Plan.

                                    (C) "Disability" shall mean a Grantee's
becoming disabled within the meaning of section 22(e)(3) of the Code.

                                    (D) "Termination for cause" shall mean,
except to the extent specified otherwise by the Board, a finding by the Board that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

                  (f) Termination of Board Service. Unless the Board, in its discretion, shall otherwise determine:

                      (i) If a Non-Employee Director ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option held by such Non-Employee Director shall be exercisable by the Non-Employee Director (but only to the extent exercisable by the Non-Employee Director immediately prior to ceasing to

                                     -5-


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be a Director) at any time prior to the expiration date of such stock option or within one year after the date the Non-Employee Director ceases to be a Director, whichever is the shorter period;

                      (ii) If, during his or her term of office as a Director, a Non-Employee Director resigns from the Board (which shall not include not standing for reelection at the end of his or her then current term) or is removed from office for cause, any then outstanding stock option held by the Non-Employee Director shall be exercisable by the Non-Employee Director (but only to the extent exercisable by the Non-Employee Director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period;

                      (iii) Following the death of a Non-Employee
Director during service as a Director of the Company, any outstanding stock option held by the Non-Employee Director at the time of death (whether or not exercisable by the Non-Employee Director immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the Non-Employee Director, or, if the Non-Employee Director shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Non-Employee Director, at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

                      (iv) Following the death of a Non-Employee Director after ceasing to be a Director, any outstanding stock option held by such Non-Employee Director at the time of death shall be exercisable (but only to the extent exercisable by the Non-Employee Director immediately prior to death) by such person entitled to do so under the Will of the Non-Employee Director or by such legal representative at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

Interpretation of the foregoing shall be done by the Board and any determination by the Board shall be final and binding.

                      (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Board
(x) in cash, (y) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee for more than six months (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Board may approve, including, after a Public Offering, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

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                      (h)  Limits on Incentive Stock Options.  Each Incentive
Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). Notwithstanding any other provision contained in the Plan or in any award agreement, but subject to the possible exercise of the Board's discretion contemplated in the last sentence of this paragraph, the aggregate fair market value on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all plans of the corporation employing such Employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any award agreement, and the acceleration of such exercise date would result in a violation of the limitation set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such limitation and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Board may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 limitation set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonqualified Stock Options.

                  6.  Restricted Stock Grants.

                  The Board may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Board deems appropriate. The following provisions are applicable to Restricted Stock:

                  (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

                  (b) Number of Shares. The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

                  (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the

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

Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificate for shares of Restricted Stock until all restrictions on such shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

                  (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard go any Restriction Period. The Company will hold in escrow all shares subject to restriction and will release them to the Grantee when such restrictions lapse or return them to the Company if such Restricted Stock is forfeited.

                  7.  Withholding of Taxes.

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares under the Plan to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to the Grant, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to the Grant.

                  (b) Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock by having shares withheld up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Board and shall be subject to the prior approval of the Board. The Board has the right to withhold any Grants until appropriate provisions for the payment of withholding taxes has been made.

                  8.  Transferability of Grants.

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                  (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Board may determine; provided that the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

                  9. Shareholders Agreement/Right of First Refusal.

                  As a condition to all Grants made to Grantees pursuant to this Plan, the shares of Company Stock distributed to him or her under this Plan shall be subject to the shareholders agreement contained in this Section 9 and Section 10 below and any such other shareholders agreement the Board deems appropriate (as permitted by Section 9(e) below).

                  (a) Offer. Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to him or her under this Plan and that are transferable, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the then current Fair Market Value (as defined in Section 5(b)).

                  (b) Sale. In the event the Company (or a shareholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

                  (c) Assignment of Rights. The Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Section 9 and the Company's repurchase right pursuant to Section 10 below. If the Company's right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to the remaining shareholders of the Company in the same proportion that each shareholder's stock ownership bears to the stock ownership of all the shareholders of the Company, as determined by the Board. To the extent that a shareholder has been give such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

                  (d) Public Offering. On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 9 and Section 10 below, and their limitations shall be null and void.

                  (e) Shareholder's Agreement. Notwithstanding the foregoing, the Board may require that a Grantee execute a shareholder's agreement, with such terms as the Board deems appropriate, with respect to any Company Stock distributed pursuant to this Plan, in which case the provisions of this
Section 9 and Section 10 below shall not apply to such Company Stock.

                  10. Shareholders Agreement/Purchase by the Company.

                  Prior to a Public Offering, if a Grantee ceases to be employed by, or provide service to, the Company, the Company shall have the right to purchase all or part of any Company Stock distributed to him or her under this Plan at its then current Fair Market Value (as defined in Section 5(b)) (or at such other price as may be established in the Grant Instrument); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

                  11. Consequences of a Change of Control.

                  (a) Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control; (ii) all outstanding Options shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse.

                  (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Grants shall be assumed by, or replaced with comparable options or stock by, the surviving corporation.

                  (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

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


                  (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

                  12. Requirements for Issuance or Transfer of Shares.

                  (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

                  13. Amendment and Termination of the Plan.

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code or changes the class of employees or number of shares available hereunder.

                  (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.


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


                  14. Funding of the Plan.

                  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

                  15. Rights of Participants.

                  Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

                  16. No Fractional Shares.

                  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  17. Headings.

                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

                  18. Effective Dates.

                  (a) Effective Date of the Plan. The Plan shall be effective on the earlier of (i) adoption of the plan by the Board or (ii) approval by the shareholders.

                  (b) Public Offering. The provisions of the Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

                  19.  Miscellaneous.

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation.

                  (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.



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